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                                                                     Exhibit 4.8

                                 DECLARATION OF TRUST

                                         OF

                            UNIONBANCAL FINANCE TRUST III


     DECLARATION OF TRUST, dated as of November 17, 1998, among UnionBanCal Corporation, a California corporation, as "Sponsor," and David I. Matson, David
A. Anderson and John H. McGuckin, as "Regular Trustees," First Chicago Delaware Inc., a Delaware banking corporation, as "Delaware Trustee," and The First National Bank of Chicago, a national banking association, as "Property Trustee," not in their individual capacities but solely as trustees (the Regular Trustees, the Delaware Trustee and the Property Trustee collectively, the "Trustees").
The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "UnionBanCal Finance Trust III" (the "Trust") in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801 ET SEQ. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the Business Trust Act.

     3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

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     4.   The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust,
(a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust (the "Preferred Securities") and (b) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to file with The New York Stock Exchange, Inc. ("NYSE") or any other national stock exchange for listing, or quotation on an interdealer quotation system, and execute on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the NYSE or any other national stock exchange or quoted on an interdealer quotation system;
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to prepare and execute letters or documents to, or instruments with, The Depository Trust Company relating to the Preferred Securities; (v) to execute on behalf of the Trust an underwriting agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities and (vi) to incur expenses, execute documents and take any other actions as shall be necessary or desirable in offering the Preferred Securities. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the NYSE, any other national stock exchange or interdealer quotation system or state securities or Blue Sky laws, to be executed on behalf of the Trust by one or more of the Trustees, David I. Matson, David A. Anderson and John H. McGuckin in their capacities as Regular Trustees of the Trust, are each hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that First Chicago Delaware Inc. and The First National Bank of Chicago, in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the NYSE or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in his or its, as the case may be, capacity as a Trustee of the Trust, hereby constitute and appoint David I. Matson, David A. Anderson and John H. McGuckin, and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement, the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the


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Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Declaration of Trust may be executed in one or more counterparts.

     6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five (5); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has as its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time, upon written notice delivered to the Trustee. Any of the Trustees may resign upon thirty days prior notice to the Sponsor.

     7. The Trust may terminate without issuing any securities at the election of the Sponsor.

     8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).


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     IN WITNESS WHEREOF,  the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


UnionBanCal Corporation, as Sponsor        First Chicago Delaware, Inc.,
                                           not in its individual capacity but
                                           solely as Delaware Trustee


By:   /s/ John H. McGuckin, Jr.            By:   /s/ Lawrence Dillard
    ---------------------------------          ---------------------------------
     Name:  John H. McGuckin, Jr.               Name:  Lawrence Dillard
     Title: Executive Vice President            Title: First Vice President
            and General Counsel

The First National Bank of Chicago,
not in its individual capacity but
solely as Property Trustee



By:   /s/ Lawrence Dillard                  /s/ David I.  Matson
    ---------------------------------      -------------------------------------
     Name:  Lawrence Dillard                    Name: David I. Matson, not in
     Title: First Vice President                      his individual capacity
                                                      but solely as Regular
                                                      Trustee



 /s/ David A. Anderson                      /s/ John H. McGuckin
-------------------------------------      -------------------------------------
     Name:  David A. Anderson, not in           Name: John H. McGuckin, not in
            his individual capacity                   his individual capacity
            but solely as Regular                     but solely as Regular
            Trustee                                   Trustee